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                                                                    Exhibit 99.1

                                   [ICE Logo]
                   INTEGRATED CIRCUIT ENGINEERING CORPORATION
 Consulting Services | Market Research | Laboratory Services | Publications and
        Reports | Personalized Training | Intellectual Property Services

May 9, 2001

Credit Suisse First Boston
2400 Hanover Street
Palo Alto, CA 94304-1104

Integrated Circuit Engineering grants Credit Suisse First Boston permission to use the following statement in their report:

"According to the Integrated Circuit Engineering Corporation, the worldwide market for application-specific integrated circuits, or ASICS, which includes system-on-chip, is projected to grow from $35 billion in 2000 to $56 billion in 2005.

Please let us know if we can be of further assistance.

Sincerely,

/s/ Walt Lahti

Walt Lahti
VP, Market Research

WL/mb

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